INFORMATION STATEMENT PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2)
[ ] Definitive Information Statement



                         Accident Prevention Plus, Inc.
                      ------------------------------------
                (Name of Registrant as Specified in its Charter)

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                                             Accident Prevention Plus, Inc.
                                             21 N. Hepburn Avenue
                                             Suite 21
                                             Jupiter, Florida 33458

                              INFORMATION STATEMENT
                                      Dated
                                  July 20, 2004


                                     GENERAL


     This information statement (the "Information Statement") is being circulated to the shareholders of Accident Prevention Plus, Inc., a Nevada corporation (the "Company"), in connection with the taking of corporate action without a meeting upon the written consent (the "Written Consent") of the holders of a majority of the outstanding shares of the Company's $0.001 par value common stock (the "Common Stock"). The names of the shareholders who will be signing the Written Consent and their respective equity ownership of the Company are as follows: (i) Bristol Consulting Ltd. holding of record 2,729,271 shares of Common Stock (17.3%); (ii) Alan Schwartz holding of record 2,075,000 shares of Common Stock (13.2%); (iii) Jennifer Swanson holding of record 2,032,700 shares of Common Stock (12.9% ); (iv) Edmund Tennehaus holding of record 1,650,000 shares of Common Stock (10.4%), (v) Sandy Feld holding of record 416,667 shares of Common Stock (2.6%)and (v) Rockridge Financial holding of record 324,167 shares of Common Stock (2.1%)


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

     As more completely described below, the matters upon which action is proposed to be taken are: (i) to approve a proposed amendment (the "Amendment") to the Company's Articles of Incorporation, as amended (the "Articles"), to effectuate a proposed change in the name of the Company (the "Name Change") to "Transportation Safety Technology Inc". ; and (ii) to approve a mandatory share exchange pursuant to which shareholders of the Company must tender to the Company all share certificates, which will be exchanged for new share certificates in the same aggregate denomination and which will display the new name of the Company (the "Mandatory Share Exchange"). .

     The date, time and place at which action is to be taken by Written Consent on the matters to be acted upon, and at which Written Consent is to be submitted, is August 14, 2004, at 10:00 a.m. (Eastern Time) at 21 Hepburn Avenue, Suite 21, Jupiter, Florida 33458

     This Information Statement is being first sent or given to security holders on approximately August 6, 2004

                       VOTING SECURITIES AND VOTE REQUIRED

     On February 1, 2004, the Board of Directors of the Company authorized and approved, subject to shareholder approval, certain corporate actions, which the Board of Directors deemed to be in the best interests of the Company and its shareholders. The Board of Directors further authorized the preparation and circulation of this Information Statement and a shareholders' Written Consent to the holders of a majority of the outstanding shares of the Company's Common Stock.

     There are currently 15,740,020 shares of the Company's Common Stock outstanding, and each share of Common Stock is entitled to one vote. The Written Consent of ten (10) or less shareholders of the Company holding at least 6,111,677 shares of the Common Stock issued and outstanding is necessary to approve the matters being considered. Except for the Common Stock there is no other class of voting securities outstanding at this date. The record date for determining shareholders entitled to vote or give Written Consent is July 5th, 2004 (the "Record Date").

     The matters upon which action is proposed to be taken are: (i) the approval of the Amendment to the Company's Articles to effectuate the Name Change to Transportation Safety Technology Inc.; and (ii) the approval of the Mandatory Share Exchange.

     The cost of this Information Statement, consisting of printing, handling, and mailing of the Information Statement and related material, and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of Common Stock, will be paid by the Company. .

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

CURRENT OFFICERS AND DIRECTORS

     As of the date of this Information Statement the directors and executive officers of the Company are as follows:



Name                     Age   Position with the Company
-------------------      ---   ----------------------------

Alan Schwartz            60    President/Chief Executive Officer and Director

Jennifer Swanson         40    Executive Vice President/Chief Financial Officer

Sanford I. Feld          70    Director

Pierre Pommarel          25    Director

     ALAN SCHWARTZ has been a Director and the President/Chief Executive Officer of the Company since March 2002. During the past twenty years, Mr. Schwartz has been involved in the sales and marketing of materials and handling industry. In approximately March 1984, he started his own company with a $70,000 initial investment, which is currently a $15 million company involved in the material handling and transportation industry. Mr. Schwartz has also specialized in corporate financing and structure. Mr. Schwartz graduated from CCNY with a degree in business.

     JENNIFER SWANSON has been the Executive Vice President/Chief Financial Officer of the Company since February 2002. During the past twenty years, Ms. Swanson has been involved in the marketing and corporate structure industry, specializing in investor relations, corporate financing and corporate communications. More recently, Ms. Swanson has worked with public companies emphasizing development of guidelines for handling correspondence, development of standard responses to frequently asked questions, advisement to management of trends and issues of concern that are manifested in correspondence, development of a system of recording contracts, development of a corporate overview or outlook correspondence to shareholders, evaluation of transfer agent performance, confirmation of regulatory filings and compliances with the Federal and State securities laws and regulations, and coordination of internal procedures regarding company stock option plans, restricted securities, convertible preferred stock and employee benefit plans. Ms. Swanson attended the University of Minnesota with a Bachelor of Arts Degree in Business Administration.

     SANFORD FELD has been a Director of the Company since March 2004. Mr. Feld is the founder, major shareholder, Chairman, and chief financial officer of Summit Hill Flavors Inc., a private natural flavor and savory company. He is also a major shareholder in two public companies, E Games & World Water Inc. and an advisor to its board. His motivating management skills and network of contacts provide invaluable assistance to the company's boards on which he serves. Mr. Feld is Chairman and CEO of Leafland Associates, Inc. (successor to Feld Investment & Realty Mgmt. Since 1962.) These companies are engaged in syndication, development, management, acquisition, financing and sales of multi-family, commercial and industrial real estate.


     PIERRE POMMAREL has been a Director of the Company since February 2004. June 2001 to present: Software Engineer for Accident Prevention Plus, Inc, in Palm Beach Gardens, Florida. His accomplishments have been to design and develop software tools, Skid Pad Software development in C++ and OpenGL for DTSI (driving school) as a consultant. This software, capable of reading data coming from a special recorder, is used as a learning tool for truck drivers. This includes analysis and development of alternative solutions relative to an electronic patent for the Leroy Company: The focus point was to find the best solution for heat dissipation. QUALIFICATIONS: September 1998 - June 2001 : graduated from a 3-year course of engineering studies in the Engineering School I.C.A.M ( Institut Catholique d'Arts et Metiers) in Toulouse (France). September 1996- June 1998 : A 2 year course of post-Baccalaureat studies in advanced math, physics and technology in the Engineering school I.C.A.M in Toulouse (France). Mr. Pommarel is fluent in


     As of the date of this Information Statement no current or proposed director or executive officer of the Company is or has been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years; (iii) being subject to any order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the United States Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

AUDIT COMMITTEE

     As of the date of this Information Statement the Company has not appointed members to an audit committee. As of the date of this Information Statement no audit committee exists. Therefore, the Board of Directors of the Company has conducted the role of an audit committee.

     The Company intends to establish an audit committee within fiscal year 2004. When established, the audit committee will be comprised of at least two disinterested members. When established, the audit committee's primary function will be to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be: (i) to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (ii) to review and appraise the audit efforts of the Company's independent accountants; (iii) to evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (iv) to oversee management's establishment and enforcement of financial policies and business practices; and (v) to provide an open avenue of communication among the independent accountants, management and the Board of Directors.

     The Board of Directors has considered whether the provision of such non-audit services would be compatible with maintaining the principal independent accountant's independence. The Board of Directors considered whether the Company's principal independent accountant was independent, and concluded that the auditor for the previous fiscal year ended December 31, 2003 was independent.

AUDIT FEES

     During fiscal year ended December 31, 2003, the Company incurred approximately $5,000 in fees to its principal independent accountant for professional services rendered in connection with audit of the Company's financial statements for fiscal year ended December 31, 2003 and $5,000 for the review of the Company's financial statements for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 31, 2003, the Company did not incur any fees for professional services rendered by its principal independent accountant for certain information technology services which may include, but are not limited to, operating or supervising or managing the Company's information or local area network or designing or implementing a hardware or software system that aggregate source data underlying the financial statements.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock; (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days in treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown. As of the Record Date, there were 12,223,354 shares of Common Stock issued and outstanding.



Title of Class   Name and Address        Amount and Nature*   Percent
                 of Beneficial Owner     of Class
--------------------------------------------------------------------------------
                             (1)(2)
Common Stock     Alan Schwartz           3,575,000            22.7%
                 21 Hepburn Avenue
                 Suite 21
                 Jupiter, Florida 33458

                             (1)(3)
Common Stock     Jennifer Swanson        3,532,700            22.4%
                 21 Hepburn Avenue
                 Suite 21
                 Jupiter, Florida 33458


                             (1)
Common Stock     Bristol Consulting Ltd. 2,729,271            17.3%
                 7101 Shore Road
                 Suite 3J
                 Brooklyn, New York 11209

                             (1) (4)
Common Stock     Edmund Tennenhaus       1,650,000            10.5%
                 21 Hepburn Avenue
                 Suite 21
                 Jupiter, Florida 33458

                             (1)
Common Stock     Sandy Feld              416,667              2.6%
                 66 Lakes Road
                 Far Hills , NJ 07931


Common Stock     Rockridge Financial     324,167              2.1%
                 Incorporated
                 Address
--------------------------------------------------------------------------------

(1) These are restricted shares of Common Stock.

(2) This figure includes: (a) 825,0000 shares of Common Stock held of record by Mr. Schwartz; (b) an assumption of the exercise by Mr. Schwartz of an aggregate of 1,500,000 Stock Options to acquire 1,500,000 shares of Common Stock and (c) 1,250,000 share of Common Stock issued for debt conversion. As of the date of this Information Statement, no Stock Options have been exercised.

(3) This figure includes: (a) 782,700 shares of Common Stock held of record by Ms. Swanson; (b) an assumption of the exercise by Ms. Swanson of an aggregate of 1,500,000 Stock Options to acquire 1,500,000 shares of common stock and (c) 1,250,000 share of Common Stock issued for debt conversion. As of the date of this Information Statement, no Stock Options have been exercised.


 (4) This figure includes: (a) 1,650,000 shares of Common Stock held of record.






                              DIRECTOR COMPENSATION


     As of the date of this Information Statement, none of the directors of the Company are compensated for their roles as directors of the Company. Mr. Alan Schwartz, the Company's President/Chief Executive Officer, and Ms. Jennifer Swanson, the Company's Executive Vice President/Chief Financial Officer, are compensated for their executive roles pursuant to employment agreements.


ALAN SCHWARTZ EMPLOYMENT AGREEMENT

     On March 11, 2002, the Company and Alan Schwartz, the President/Chief Executive Officer and a Director of the Company, entered into an employment agreement (the "Schwartz Employment Agreement"). Pursuant to the terms and provisions of the Schwartz Employment Agreement, Mr. Schwartz agreed to perform such duties consistent with his executive position for an initial term of three years. Pursuant to further terms and provisions of the Schwartz Employment Agreement, Mr. Schwartz shall be paid a monthly fee of $10,000 and reimbursement of expenses.

     During fiscal year ended December 31, 2003, Mr. Schwartz received approximately $20,000 from the Company. As at December 31, 2003, approximately $100,000 is due and owing by the Company to Mr. Schwartz based upon accrual of such monthly fees from services rendered to the Company.


JENNIFER SWANSON EMPLOYMENT AGREEMENT

     On February 15, 2002, the Company and Jennifer Swanson, the Executive Vice President and Chief Financial Officer of the Company, entered into an employment agreement (the "Swanson Employment Agreement"). Pursuant to the terms and provisions of the Swanson Employment Agreement, Ms. Swanson agreed to perform such duties consistent with her executive position for an initial term of three years. Pursuant to further terms and provisions of the Swanson Employment Agreement, Ms. Swanson shall be paid a monthly fee of $9,500 and reimbursement of expenses.

     During fiscal year ended December 31, 2003, Ms. Swanson received approximately $20,000 from the Company. As at December 31, 2003, approximately $94,000 is due and owing by the Company to Ms. Swanson based upon accrual of such monthly fees from services rendered to the Company.

                              CERTAIN TRANSACTIONS

     As of the date of this Information Statement, the Company has not entered into any other contractual arrangements with related parties, with the exception of the Schwartz Employment Agreement and the Swanson Employment Agreement. There is not any other currently proposed transaction, or series of the same, to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, five percent (5%) or greater shareholder or any member of the immediate family of the foregoing persons have or will have a direct or indirect material interest.

     Some directors of the Company are engaged in other businesses, either individually or through partnerships and corporations, in which they may have an interest, hold an office or serve on the boards of directors. The directors of the Company may have other business interests to which they may devote a major or significant portion of their time. Certain conflicts of interest, therefore, may arise between the Company and its directors and officers. Such conflicts are intended to be resolved through the exercise by the directors and officers of judgment consistent with their fiduciary duties to the Company. The officers and directors of the Company intend to resolve such conflicts in the best interests of the Company. The officers and directors will devote their time to the affairs of the Company as necessary.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and officers, and the persons who beneficially own more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2003.


                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

     As of the date of this Information Statement, there are no persons who have been a director or officer of the Company since the beginning of the last fiscal year, or are currently a director or officer of the Company, that oppose any action to be taken by the Company.

                         APPROVAL OF AN AMENDMENT TO THE
                       COMPANY'S ARTICLES OF INCORPORATION
                          TO EFFECTUATE THE NAME CHANGE

AMENDMENT TO ARTICLES AND NAME CHANGE

     The Board of Directors has determined at this time that it is in the best interests of the Company and its shareholders to seek approval for a potential Name Change of the Company, and corresponding Amendment to the Articles of the Company, to "Transportation Safety Technology Inc.

     The objective of the proposed change in corporate name of the Company is deemed necessary to more accurately reflect the current business activities of the Company in its name. The Board of Directors believes that a name change will better communicate to the public the Company's proposed and future nature of business operations.

     The Board of Directors approved a resolution on February 1, 2004 to amend its Articles in accordance with the proposed Name Change, subject to Shareholder approval pursuant to the Written Consent. By approving this proposal, the shareholders will authorize the Board of Directors to amend the Company's Articles to change the name of the Company to "Transportation Safety Technology Inc., attached as Exhibit A hereto. The amendment presently embodies Article First changing the text to:

     "The name of the corporation is Transportation Safety Technology Inc."

     After the Name Change, it is anticipated that the Company's trading symbol for the OTC Bulletin Board will be changed from "ACDP". Management expects formal implementation of the proposed Name Change with the Nevada Secretary of State to be completed as soon as practicable after the effective date of the approval by the shareholders pursuant to Written Consent.


CURRENT BUSINESS OPERATIONS

     The Company designs, develops, markets and sells a comprehensive line of onboard computer recording systems, the APP1000, the APP2000 and the APP3000 and the Eye Q System (hereinafter, collectively called the "APP On Board Recording Systems"). The APP On Board Recording Systems Products include a dual axis accelerometer designed and developed by the Company to measure the sway of a vehicle, and onboard systems that monitor and record data for accident prevention, driver training and evaluation, and maintenance operations for fleet vehicles. The basic unit hardware is the same for the three series, although the APP2000 and APP3000 series have upgrades and will perform more functions to meet the requirements of the customer. The APP On Board Recording Systems were designed to (I) promote safe and efficient driving practices, (ii) provide security for unauthorized operational use of a vehicle; (iii) automatically monitor and record vehicle operational data for accident prevention, driver training, driver evaluation and maintenance purposes; and (iv) reduce the overall costs of maintaining and operating fleet vehicles. Each of the APP On Board Recording Systems onboard recording systems are fully programmable data recorder systems that include a data recorder for each fleet vehicle, a Smart-card for each driver, a central card-reader with management computer software which is compatible with Microsoft Windows.

     The APP On Board Recording Systems are often dubbed "black boxes" after the ones used in large aircraft. The APP On Board Recording Systems units can be custom-designed to specific requirements by using individual operating parameters and are upgradable to meet further needs of fleet management companies as they adapt to a changing world. The APP On Board Recording Systems have the ability to monitor, record and retrieve numerous types of data depending on the individual customer's specific requirements. Some examples of the analyzed categories for the transportation industry include, but are not limited to, (I) driving chronologies (maximum speed, deceleration, idling, last 20 overspeedings, brake occurrences and intensities), (ii) trip chronologies (driver identification, date and time of vehicle usage, total driving time and distance, dangerous braking occurrences), and (iii) vehicular chronologies (distance/speed, engine rpm, lights, water temperature, oil temperature, air pressure, vehicular sway). This data is permanently recorded thus often providing a record of critical information.

     SPECIFIC FEATURES. Management believes that certain features of the APP On Board Recording Systems onboard recording systems provide many cost-effective benefits including reduced fuel consumption, reduction in the occurrence of accidents, better preventative maintenance, reduced over-speeding by drivers, reduced theft, an effective driver training tool, and the potential for reduced insurance rates.

     Safety/Accident Prevention. Management considers the APP On Board Recording Systems to be pro-active management tools designed to promote safe and efficient driving practices. The APP On Board Recording Systems constantly monitors adherence by drivers to established company driving standards, such as acceleration, deceleration, engine rpm and speed. The APP On Board Recording Systems also assists drivers on the road by warning them when they may be violating established company safety standards. It also records the parameters of actual vehicle operation for appropriate use in driver training programs. Furthermore, the APP On Board Recording Systems can educate drivers to adapt their driving patterns to road conditions and environment and provide a powerful tool for performance evaluation of both driver and vehicle. Management believes that not only does the APP On Board Recording Systems help in preventing accidents, but it also is a beneficial tool when accidents do occur.

                    APPROVAL OF THE MANDATORY SHARE EXCHANGE


     The Board of Directors has determined that it is in the best interests of the Company and its shareholders to require that all shareholders tender to the Company their respective share certificates, which will be exchanged for new share certificates in the same aggregate denomination and which will display the new name of the Company (the "Mandatory Share Exchange"). Based upon historical activity, the Board of Directors unanimously approved a resolution on February 1, 2004 that new share certificates in the name of Transportation Safety Technology Inc. will be issued to shareholders who have proof of beneficial ownership and tender their respective share certificates to the Company. The new share certificates will not be allowed to be altered or issued electronically through DTC.



     The Board of Directors has approved the Mandatory Share Exchange as part of its ongoing initiative to improve and strengthen its corporate structure and provide security to its shareholders. The Company will pay for the costs associated with the Mandatory Share Exchange. .


                          PROPOSALS BY SECURITY HOLDERS

     The Board of Directors does not know of any matters that are to be presented to the shareholders for their approval and consent pursuant to the Written Consent other than those referred to in this Information Statement. If any shareholder of the Company entitled to vote by written authorization or consent has submitted to the Company a reasonable time before the Information Statement is to be transmitted to shareholders a proposal, other than elections to offices, such proposal must be received at the Company's offices, located at 21 N. Hepburn Avenue, Suite 21, Jupiter, Florida 33458, Attention: President, not later than August 2, 2004.


                    DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                               SHARING AN ADDRESS


     One Information Statement will be delivered to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice the Company will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement. In the event a shareholder desires to provide such notice to the Company such notice may be given verbally by telephoning the Company's offices at (561) 744-8661 or by mail to 21 N. Hepburn Avenue, Suite 21, Jupiter, Florida 33458.


                             By Order of the Board of Directors


                             /s/ Alan Schwartz
                             -----------------
                             Alan Schwartz, President/Chief Executive Officer



                             /s/ Sanford Feld
                             ----------------
                             Sanford Feld, Director



                             /s/ Pierre Pommarel
                             -------------------
                             Pierre Pommarel, Director

                       EXHIBIT A TO INFORMATION STATEMENT

                         WRITTEN CONSENT OF SHAREHOLDERS



     Pursuant to Section 78.320 of the Nevada Revised Statutes, as amended, which provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power. The undersigned, being ten (10) or less of the shareholders holding at least a majority of the voting power of Accident Prevention Plus, Inc., a Nevada corporation (the "Corporation"), do hereby take, consent, affirm and approve the following actions.

     WHEREAS the Board of Directors of the Corporation at a special meeting held on February 1, 2004 (the "Special Meeting") authorized and approved, subject to shareholder approval, certain corporate action, which the Board of Directors deemed to be in the best interests of the Corporation; and its shareholders;

     WHEREAS the Board of Directors of the Corporation at the Special Meeting further authorized and directed the submission to a limited number of shareholders of the Corporation holding at least a majority of the voting power the certain corporate actions to be approved and authorized by such shareholders of the Corporation;

     WHEREAS Section 78.320 of the Nevada Revised Statutes, as amended, provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power;

     WHEREAS the shareholders who have signed this Written Consent of Shareholders dated to be effective as of August 3, 2004 are shareholders of record as of July 21, 2004, and hold shares in excess of a majority of the Corporation's issued and outstanding shares of Common Stock;

     WHEREAS such shareholders have been fully apprised and informed of the nature of the certain corporate actions and have concluded that approval and authorization of such corporate actions would be beneficial to the Corporation and in the best interests of its shareholders; therefore, be it

                                        I

     RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Company who have signed this Written Consent of shareholders approve the filing of an amendment to the Articles of Incorporation of the Company to effectuate a change in the name of the Company from Accident Prevention Plus, Inc. to "Transportation Safety Technology Inc.", as approved by the Board of Directors of the Company and as is acceptable with the appropriate regulatory authorities (the "Name Change"); and

     FURTHER RESOLVED that an amendment to the Articles of Incorporation of the Company to effectuate the proposed Name Change be and hereby is approved, and that such amendment to the Articles of Incorporation be filed with the Nevada Secretary of State as soon as practicable after the approval and effecuation of such Name Change.

                                       II

     RESOLVED that, subject to regulatory approval and in compliance with the policies of the applicable stock exchange, the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, the shareholders of the Corporation who have signed this Written Consent of shareholders approve the Mandatory Share Exchange pursuant to which shareholders of the Corporation will be required to tender to the Corporation their respective share certificates, which share certificates will be re-issued in the same aggregate denomination and which shall bear the new name of the Corporation.

     FURTHER RESOLVED that the officers of the Corporation are authorized and empowered to file any required documentation with any appropriate agency in order to effectuate the Mandatory Share Exchange, and to issue new share certificates as soon as practicable after the approval and effecuation of such Mandatory Share Exchange.

     EXECUTED to be effective as of the 3rd day of August, 2004. .



                             SHAREHOLDERS:

Date: August 3, 2004         BRISTOL CONSULTING LTD.

                             By:_______________________
                                      Title

                             ---------------------------
                             Print Name

                             -------------------------------
                             Signature (Title if Appropriate)

                             -------------------------------
                             Address

                             -------------------------------
                             Number of Shares Held of Record

Date: August 3, 2004         ALAN SCHWARTZ

                             /s/ Alan Schwartz
                             -------------------------------

                             -------------------------------
                             Print Name

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Date: August 3, 2004         /s/ JENNIFER SWANSON
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Date: August 3, 2004         /s/ EDMUND TENNEHAUS
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Date: August 3, 2004         /s/ ROCKRIDGE FINANCIAL
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Date: August 3, 2004         /s/ Sanford Feld
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